Exhibit 10.1

Staples, Inc.

500 Staples Drive

Framingham, Massachusetts 01702

January 15, 2009

Barclays Bank PLC

200 Cedar Knolls Road

Whippany, New Jersey  07981

Attention:  May Wong

Fax:  973-576-3014

Email:  May.Wong@barcap.com

Barclays Capital

200 Park Avenue

New York, New York  10166

Attention:  David E. Barton

Fax:  212-412-7600

Email:  DavidE.Barton@barcap.com

Re :                           Credit Agreement, dated April 1, 2008, by and among Staples, Inc., Barclays Bank PLC,  as successor Administrative Agent, and the co-syndication agents and lenders party thereto, as amended from time to time through the date hereof (the “Credit Agreement”)

Ladies and Gentlemen:

Reference is hereby made to Section 2.6 (“Mandatory Commitment Reductions; Mandatory Prepayments of Loans”) of the Credit Agreement.  Terms used herein but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Please take notice that, in accordance with Section 2.6 of the Credit Agreement, Staples, Inc. hereby gives notice that, effective January 15, 2009, the Total Commitment shall be reduced by $1,489,000,000.00, resulting in a remaining Total Commitment of $1,261,000,000.00.

Please give notice to the Lenders of this reduction of the Total Commitment in accordance with Section 2.6 of the Credit Agreement.

Regards,

STAPLES, INC.

By:	/s/ MarciJo Lerner
Name: MarciJo Lerner
Title: Vice President / Assistant Treasurer